Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(319,536)
Unrealized Gain (Loss) on Market Value of Futures	852,516
Interest Income	2,924
ETF Transaction Fees	2,000
Total Income (Loss)	$537,904

Expenses
Investment Advisory Fee	$36,088
Brokerage Commissions	6,391
NYMEX License Fee	1,406
SEC & FINRA Registration Expense	450
Non-interested Directors' Fees and Expenses	324
Prepaid Insurance Expense	122
Other Expenses	83,100
Total Expenses	127,881
Expense Waiver	(74,078)
Net Expenses	$53,803
Net Gain (Loss)	$484,101

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$60,945,729
Additions (400,000 Units)	14,615,046
Net Gain (Loss)	484,101

Net Asset Value End of Period	$76,044,876
Net Asset Value Per Unit (2,100,000 Units)	$36.21

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502